 Equity Transfer Agreement

This agreement is entered into by and between Dalian Lida Environmental Engineering Co., Ltd. (hereinafter referred to as “transferor” )and Dalian Dongtai Industrial Waste Treatment Co., Ltd. (hereinafter referred to as “transferor” ) on July 10 2007 in Dalian, P.R.C.

Party A (transferor): Dalian Lida Environmental Engineering Co., Ltd.

Party B (transferee): Dalian Dongtai Industrial Waste Treatment Co., Ltd.

Whereas
1.
Dalian Dongtai Xiajiahe Waste Water Recycling Co., Ltd. (hereinafter referred to as “Dongtai Water”) is a company incorporated under the People’s Republic of China and having its registered office at Xiajiahe Village, Gezhenpu, Ganjingzi District, Dalain. Its registered number is D.G.S.Q.F.Z.2102001108052.The registered capital of Dongtai Water is ¥14,000,000.

2.	The transferor is a legal sharehold of Dongtai Water on the date which the agreement undersigned and it invested å11,480,000 in Dongtai Water which accounted for 82% of its registered capital.

3.
Upon friendly negotiation between transferor and transferee, both parties agrees that the transferor transfer 62% of the share it holds to transferee by entering into this agreement on equal and voluntary basis.

Definitions:

As used in this agreement, the following terms shall have the meanings set forth below unless otherwise specified therein:

1.
Equity: All rights for shareholder by virtue of rendering registered capital and therefore become a shareholder of a company under the laws of P.R. China includes, but not limited to rights on beneficial interest, material decision-making and chosen of administrative representatives.

2.	Effective Date F The date on which this agreement become valid legally and binding to both parties.

3.	Execution Date: The date on which this agreement is undersigned by legal representatives of each party and sealed.

4.	Registered Capital: The total investment registered with regulatory authority.

5.	Subject-matter of contract: 62% shares of Dongtai Water held by transferor.

6.
Laws and regulations: Laws and regulations had been issued before the effective date of this agreement by central government of P.R.C. and/or individual divisions of central government includes, but not limited to Company Law of P.R. China and Contract Law of P.R.China.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	Transfer of interest

1.1	Subject -matter of contract

Transferor will transfer 62% shares of Dongtai Water held by it to transferee.

1.2	Base day

The base day is set as of June 30 2007

1.3	Transfer price: ¥86,800,000

1.4	Deadline:

Transferee should pay transferor in full within five days upon the effective date herein whereas transferor should issue and deliver invoice to transferor within five days upon full payment made by the contra-party.

2. Acknowledgements and warranties

2.1  Transferor acknowledges and warrants that

2.1.1	The transferor is the sole legal owner of the subject-matter of contract and is qualified to disposal of the subject-matter of contract.

2.1.2
The transferor has never signed legal documents in any form or disposed full or part of subject-matter of contract herein in any form permitted by Law of P.R.China, which includes, but not limited to impawn, transfer, trust, release full or part of rights arising from subject-matter of contract.

2.1.3
Transferor shall not undersign legal document with third party in any form or disposed full or part of subject-matter of contract herein in any form permitted by Law of P.R.China, which includes, but not limited to impawn, transfer, trust, release full or part of rights arising from subject-matter of contract after the signing of the agreement herein.

2.1.4
Transferor warrants that the subject-matter of contract is in accordance with regulatory laws for transferring on and after the sign of the agreement herein and no restrictions by virtue of transferor or any other third party will hinder share transfer, which includes, but not limited to frozen measures applicable to subject-matter of contract herein conducted by judicial body.

2.1.5
Transferor warrants offering active assistance to transferee upon signing of this agreement includes, but not limited to modification of company bylaw, reconstruction of Board of Directors, filing amendment documents with relating authorities.

2.1.6	Transferor warrants offering full set of documents and information of Dongtai Waster includes, but not limited to financial positions, operating conditions, project development.

2.1.7
Transferor warrants all licenses, approvals and authorizations that are necessary to operation of Dongtai Water prior to transfer between transferor and transferee are still valid and there is no potential risks relating to all invalidity of these documents preceding the transfer.

2.1.8	Transferor warrants there are no existing or contingent liabilities other than those explicitly indicated.

2.1.9	Transferor warrants bearing all litigations or arbitrations arising from affairs occur prior to the closing date.

2.2	Transferee acknowledges and warrants

2.2.1
Transferee is in consistence with regulatory laws as to accept subject-matter of contract prior to transfer and therefore there is no restriction by virtue of transferee will hinder the share transfer.

2.2.2	Transferee has sufficient fund to purchase subject-matter of contract and it will make the payment to transferor at transfer price as stated in the agreement.

3Rights and Obligations

3.1
From the effective date of this agreement, transferor will lose 62% of Dongtai Water shares and will no longer have rights and/or obligations on this part of ownership. Transferee will have benefits on new proportion of Dongtai Water share and corresponding obligations under relating laws of P.R.China and bylaws of Dongtai Water.

3.2	Within three days upon sign of this agreement, transferor and transferee should convene Board Meeting and shareholders Meeting to inspect and approve modifications made to company bylaws.

3.3	Within thrity days upon sign of this agreement, transferor and transferee should jointly perform reorganization of board of directors and complete all legal documents as to share transfer.

3.4	Dongtai Water shall register with Industrial and Commercial Administration Bureau relating to this share transfer under item 3.3 herein in accordance with regulatory laws on time.

4. Confidential Information

4.1
This transfer agreement is strictly confidential between the parties and neither of them shall disclose information obtained through the agreement includes but not limited to operating conditions, financial positions, trade secret, know how of transferor, transferee and Dongtai Water to other party, except where and to the extent it is necessary under explicitly stated by regulatory laws or relating authority.

4.2
Transferor and transferee shall make the transfer transaction publicly available in unified form to ensure none of the parties experience damage in goodwill. The parties shall at all times treat as confidential and not disclose to any third party without the prior consent of the other neither in oral or written manner.

5. Validation of Agreement

5.1	The effective date shall be the day on which all following documents are finished:

5.1.1	This agreement will come into force on the date stated at the beginning of this agreement upon signature.

5.1.2	Transferor shall fulfill all responsibilities to transferee prior to the effective date as indicated herein.

5.1.3	Transferee shall fulfill all responsibilities to transferor prior to the effective date as indicated herein.

6.Force Majeure

6.1
Force majeure means any foreseeable events (hereinafter referred to as “event” or “events”) beyond the parties' control which prevent the performance of any obligation under this contract. Force majeure includes, but is not limited to, strike, embargo, acts of government, riots, war, whether declared or not declared, mobilization and requisition, fires, floodsD

6.2
Should any party be directly prevented from performing this contract or be delayed in performing this contract by any event of force majeure, the affected Party may suspend but the suspending period shall be equal to how long the unforeseeable event last. The party delayed by such event shall notify the other party without delay within two days in written thereafter, provide detailed information regarding the events of force majeure and sufficient proof thereof, explaining the reason for its inability to perform or the delay in the performance of this contract. The party place such notice shall minimize the influence and potential losses caused by the event to best of its ability.

6.3
Shall disputation arising from the occurrence of event herein or impact on performance of this agreement caused by event between the parties, the party who applies for suspension is obliged to the burden of proof.

6.4
In accordance with influence of Force Majeure, the party could not perform this agreement may exempt partially or fully from liability by virtue of Force Majeure. The party will not be free of liability in case the event occurs after the postponement.

7. Breach

7.1
Shall any party herein in breach of acknowledgements, warrants and other obligations, it shall bear the liability and make indemnities to the other party if there are losses caused by it. The indemnities includes, but not limited to all expenses of proceedings and solicitors.

7.2
If transferor in breach of any obligation, acknowledgements and warrants of the agreement, it shall pay the penalty ( % of total transfer price) to transferee. If transferor can not transfer subject-matter of contract to transferee, it shall refund all payment make to transferor and render indemnities all direct and indirect losses to transferee, which includes, but not limited to all expenses of proceedings and solicitors for this)

7.3
If transferee in breach of any obligation, acknowledgements and warrants of the agreement, it shall pay the penalty ( % of total transfer price) to transferor. Transferee renders indemnities all direct and indirect losses to transferee, which includes, but not limited to all expenses of proceedings and solicitors for this)

7.4
Shall transferee unilaterally terminate this agreement after effective date illegally, transferor maintains the right to require penalty (% of total transfer price). Shall transferor unilaterally terminate this agreement after effective date illegally, transferee maintains the right to require penalty (% of total transfer price).

7.5
Transferee remains the right to terminate this agreement if the transferor did not assist transferee complete all legal procedures includes, but not limited to registration of modification within days after this agreement come into force. Transferor should refund all fund paid by transferee and render indemnities of all direct or indirect losses arising from this includes, but not limited to all expenses of proceedings and solicitors for this.

8. Miscellaneous

8.1	Amendment of Agreement

Amendment of this agreement requires consent in written of both parties shall. Contents experience modifications and added to together consist of this agreement.

8.2	Partition ability

If any provision of this agreement is held to be invalid by court or arbitration of competent jurisdiction, it will not affect the enforceability of other provisions hereof.

8.3	Integrity of the agreement

This agreement consists of all statement and conventions and consequently, it will take place of all verbal or written statements, warrants, understandings and conventions made before sign of this agreement covers identical contents herein. Both parties acknowledge any statement or guarantees that not explicitly expressed in this agreement will not compose a base of this agreement and therefore can not be legislative authority for determination of rights and obligations of the parties hereto and interpretation of agreement provisions and conditions.

8.4	Disputation Resolution

The parties hereto shall, first of all, settle any dispute arising from or in connection with the agreement by friendly negotiations. Should such negotiations fail, such dispute may be referred to the People’s Court having jurisdiction on such dispute for settlement.

8.5	Appendices

The following documents are attached to this agreement and should have the same legal binding force with the agreement.

8.6	Miscellaneous

This agreement shall be held in copies of the same form having equal legal binding force and each party shall preserve two copies. One copy shall be filed to regulatory authority.

Signatory Parties:

Transferor:	Transferee:
Legal Representative:	Legal Representative:
(or authorized representative)	(or authorized representative)

Date: July 10 2007